EXHIBIT 99.1

AMBIENT SECURES $3.0 MILLION IN PERMANENT FUNDING

Ramping Up Production for Largest Ambient Smart Grid™ Deployment

Boston, MA, April 24, 2008 - Ambient Corporation (OTCBB: ABTG) announced today that it has raised an additional investment of $3 million from Vicis Capital Master Fund (Vicis). In return for the investment, Vicis received warrants for 135 million shares of Ambient common stock and other consideration.

This cash infusion, along with the revenue generated from the contract announced earlier this month, position Ambient to pursue its business plan for the remainder of 2008 and afford it the necessary flexibility to increase inventory for future sales opportunities. As the present financing involves only warrants and no debt, Ambient will not be incurring principal or periodic payment obligations, thereby allowing Ambient to use the full amount of the funding to meet their present contractual obligations.

Shad Stastney, a partner with Vicis Capital, LLC, the investment manager for Vicis Capital Master Fund, commented, “This investment into Ambient by Vicis reiterates our long-term commitment in Ambient and belief in the resiliency of both the management and technology teams at Ambient, as well as the future for Ambient Smart Grid™. Our overall long-term interest in Ambient and smart grid technology is the potential it has to dramatically improve the efficiency with which utilities serve their customers and reduce their environmental footprint. We are excited to see this shared vision progress with their recent contract with one of the largest utility companies in the U.S.”

“The ‘utility of the future’ vision is one we believe in, and believe other utilities are moving towards as well. All of these factors combined, along with Ambient’s recent advancements with their technology, add up to why we have committed additional capital into Ambient,” continued Mr. Stastney.

“At our annual meeting of stockholders last year, we set forth goals and objectives we wanted to meet: grow revenue, enhance our technology and protect our intellectual property, stabilize our capital structure and foster the creation of industry standards. The continued support of Vicis allows us to strive to consistently meet these goals,” stated John J. Joyce, President and CEO of Ambient. “The structure of the latest tranche affords Ambient the necessary flexibility and working capital to execute and deliver on the purchase order announced earlier this month.”

Additional information relating to the terms of the investment will be included in Ambient’s Current Report on Form 8-K, which Ambient will be filing with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer,

solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offer and sale by Ambient of the securities described herein has not been registered under the Securities Act of 1933, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Vicis Capital Master Fund
Vicis Capital Master Fund currently manages approximately $4 Billion in assets across a range of strategies. Vicis Capital, LLC is the investment manager for Vicis Capital Master Fund.

About Ambient Corporation
Ambient designs, develops and markets Ambient Smart Grid™ communications technologies and equipment. Utilizing proprietary, open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for creating smart grid communication platforms and technologies. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTG). More information on Ambient is available at www.ambientcorp.com <http://www.ambientcorp.com/> .

This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and the smart grid market specifically, changes in technology, legislative or regulatory changes that affect us, the availability and sufficiency of working capital, and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient, Ambient Smart Grid and AmbientNMS are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.

Media Contact:
Ambient Corporation
Anna E. Croop
Director of Corporate Communication
(617) 614-6739
acroop@ambientcorp.com